BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2004 Annual Report on Form 10-K

EXHIBIT 10.12(a)

BRIGGS & STRATTON CORPORATION

FORM OF DIRECTOR’S STOCK OPTION AGREEMENT UNDER THE

DIRECTOR’S PREMIUM OPTION AND STOCK GRANT PROGRAM

Effective July 1, 2004

[Date]

[Name]

You have been awarded a Stock Option under The Briggs & Stratton Corporation Director’s Premium Option and Stock Grant Program (“Director’s Program”) as follows:

*	Type of Option: Premium Stock Option

*	Date of Grant: [Date]

*	Exercise Price: [110% of Fair Market Value on grant date]

Number of Shares and Form of Option: Non-qualified option on [Number] shares of Briggs & Stratton Corporation common stock

*	Exercise: Option may be exercised between [Date] and [Date]

This option is granted pursuant to the Director’s Program and is subject to the terms and conditions of the Director’s Program and to the terms and conditions set forth in the attached Stock Option Agreement. This option is not transferable during your life, and must be exercised within specified time limits

Please acknowledge this grant under the Director’s Program by signing the enclosed copy of this letter below and returning it to me, thereby agreeing to the terms and conditions of the attached Stock Option Agreement.

Very truly yours,

BRIGGS & STRATTON CORPORATION

By:
John S. Shiely Chairman, President and Chief Executive Officer

Accepted:

Optionee: [Name]

BRIGGS & STRATTON CORPORATION

DIRECTOR’S STOCK OPTION AGREEMENT

Optionee:	[Name]
No. of Shares:	[Number]
Date of Grant:	[Date]
Expiration Date:	[Date]
Exercise Price:	$ [110% of Fair Market Value on grant date]

BRIGGS & STRATTON CORPORATION (the “Company”), a Wisconsin corporation, hereby grants to the above-named director (the “Optionee”) under the Briggs & Stratton Corporation Director’s Premium Option and Stock Grant Program (the “Program”) a stock option to purchase from the Company during the period commencing (except as otherwise provided herein) on [Date] and ending (except as otherwise provided herein) on the expiration date set forth above (the “option term”) up to but not exceeding in the aggregate the number of shares set forth above of the Common Stock, $0.01 par value, of the Company (“Common Stock”) at the price per share set forth above, all in accordance with and subject to the following terms and conditions:

1. No shares subject to this option may be purchased before [Date]. On such date and from time to time thereafter, the shares subject to this option may be purchased during the option term. If the Optionee’s service as a director is terminated for any reason prior to [Date], then, unless otherwise determined by (or pursuant to authority granted by) the Board of Directors of the Company (the “Board”), this option shall not be exercisable.

2. If the Optionee’s service as a director terminates by reason of death before the option becomes exercisable, this option may be exercised for a period of one year from the date of death. If the Optionee’s service as a director terminates by reason of death after the option becomes exercisable, this option may be exercised until the expiration of the option.

If the Optionee’s service as a director terminates due to reaching the mandatory retirement age or due to retirement upon reaching the end of the term for which elected, this option may be exercised by the Optionee, to the extent it was exercisable at the time of such retirement or on such accelerated basis as the Board may determine, for a period of three years from the date of such retirement or until the expiration of the option term, whichever period is shorter; provided, however, that if the Optionee dies within such three-year period, the option shall, notwithstanding the expiration of such three-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the option term, whichever period is shorter.

If the Optionee’s service as a director terminates for any reason other than death or retirement as described above, the option shall thereupon terminate, except that the option, to the extent then exercisable, may be exercised for the balance of the option term. Notwithstanding the foregoing, if Optionee’s service as a director terminates at or after a Change in Control (as defined in the Plan), other than by death or retirement (as described above), this option shall be exercisable for the lesser of (x) six months and one day, and (y) the balance of the option term.

3. Exercise of this option shall occur on the date (the “Date of Exercise”) the Company receives at its principal executive offices (i) a written notice (the “Notice of Exercise”) specifying the number of shares to be purchased, and (ii) payment by certified check, cashier’s check or confirmation of a wire transfer for the purchase price for such shares. In lieu of such payment by certified check, cashier’s check or wire transfer, the Optionee may tender to the Company (i) outstanding shares of Common Stock, having a Fair Market Value, determined on the Date of Exercise, equal to the purchase price for the number of shares being purchased, or (ii) a combination of shares of outstanding Common Stock, as described above, so valued and payment as aforesaid which equals said purchase price, together, in each case, with payment of any applicable stock transfer tax. If the Fair Market Value, as so determined, of the shares tendered to the Company shall exceed the purchase price applicable to the number of shares being purchased, an appropriate cash adjustment will be made by the Company for any fractional share remaining. The Company will not deliver shares of Common Stock being purchased upon any exercise of this option unless it has received an acceptable form of payment for all applicable withholding taxes or arrangements satisfactory to the Company for the payment thereof have been made. Withholding taxes may be paid with outstanding shares of Common Stock (including Common Stock delivered upon exercise of this option), such Common Stock being valued at Fair Market Value on Date of Exercise. The Optionee shall have no rights as a shareholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares.

4. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable during the Optionee’s lifetime only by the Optionee or by the guardian or legal representative of the Optionee.

5. The terms and provisions of this Agreement (including, without limiting the generality of the foregoing, terms and provisions relating to the option price and the number and class of shares subject to this option) shall be subject to appropriate adjustment in the event of any recapitalization, merger, consolidation, disposition or property or stock, separation, reorganization, stock dividend, issuance of rights, combination or split-up or exchange of shares, or the like.

6. Whenever the word “Optionee” is used herein under circumstances such that the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person or persons.

7. The terms and provisions of the Plan (a copy of which will be furnished to the Optionee upon written request to Briggs & Stratton Corporation, 12301 West Wirth Street, Wauwatosa, Wisconsin 53222) are incorporated herein by reference. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Capitalized terms not otherwise defined herein have the meaning set forth in the Plan.

IN WITNESS WHEREOF, this Stock Option Agreement has been duly executed as of [Date].

BRIGGS & STRATTON CORPORATION

By
John S. Shiely Chairman, President and Chief Executive Officer